UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2022, MGP Ingredients, Inc. (the “Company”) entered into a letter agreement with David Dykstra, the Company’s Vice President of Alcohol Sales, in connection with his planned retirement from the Company on December 31, 2022. In order to promote an orderly transition of Mr. Dykstra’s responsibilities and customer relationships, the letter agreement provides that if Mr. Dykstra remains employed with the Company through December 31, 2022 and executes a separation and release agreement in the form attached to the letter agreement, he will receive the following additional compensation:

(a) A lump sum payment in an amount equal to the value of all outstanding unvested restricted stock units held by Mr. Dykstra as of December 31, 2022, less all applicable withholding taxes, based on the closing price of the Company’s common stock on December 30, 2022.; and

(b) A lump sum payment equal to the fiscal year 2022 short term incentive compensation bonus payment that would have been payable to Mr. Dykstra if he had remained employed by the Company through the date on which such payment would have been made by the Company, less all applicable withholding taxes.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: August 11, 2022	By:	/s/ David J. Colo
David J. Colo, Chief Executive Officer